ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") entered into this 10th day of March, 1995, by and between ALLERION, INC., a New Jersey corporation with its principal place of business at 10 Bloomfield Avenue, Montville, New Jersey 07045 (hereinafter called "Seller") and CompuCom Systems, Inc., a Delaware corporation with its principal place of business located at 10100 North Central Expressway, Dallas, Texas 75231 (hereinafter called "Buyer").

     WHEREAS, Seller's Network Services Division (the "Division") is engaged in the business of providing consulting and other services in connection with computer hardware and software products (the "Business"); and

     WHEREAS, on December 7, 1994, Seller commenced Case No. 94-28396 (WFT) (the "Proceeding") under chapter 11, title 11 of the United States Code, 11 U.S.C. ss.ss. 101, et seq. (the "Bankruptcy Code"), in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"); and

     WHEREAS, on February 21, 1995, the Bankruptcy Court entered an amended order (i) approving bidding procedures, (ii) setting a hearing to approve a sale of assets and assignment of unexpired leases and executory contracts and establishment of cure amounts and adequate assurance terms, and (iii) setting dates for filing of bids and objections, with respect to the transaction contemplated herein; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller, all right, title and interest of Seller in and to substantially all of the assets and properties owned by Seller to the extent used in the Division's Business, subject to certain exceptions set forth in Section 1.2 hereof, all upon the terms and conditions contained herein.

     NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the Buyer and the Seller agree as follows:

          1.      PURCHASE AND SALE

          1.1.    Acquired Assets.

     (a) Upon the terms and subject to the conditions set forth in this Agreement, at the Closing referred to in Section 4.1 hereof, Seller shall sell, assign, transfer, convey and

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deliver to Buyer, and Buyer shall purchase, acquire and take assignment and delivery of, all the right, title and interest of Seller in and to all of the Division's assets, properties, goodwill and business of every kind and description, wherever located (such assets to be purchased by Buyer being referred to as the "Acquired Assets"). The Acquired Assets shall only include those assets set forth on Schedule A hereto, as amended, and described below to the extent used in connection with the Division's Business:

          (i) all of the fixed assets used in connection with the Business (collectively, the "Fixed Assets"), including, without limitation, machinery, equipment, furniture, fixtures, leasehold improvements, office furnishings and other equipment of Seller used in connection with the Business wherever located;

          (ii) all tradenames, tradename rights, trademarks, trademark rights, logos, tradedress, licenses, patents, patent applications, patent rights, inventions (whether or not patentable), trade secrets, customer lists, copyrights (including registrations and applications therefor), technology, computer software source codes, know-how, processes, projects in development, service marks, computer software, computer software modifications, enhancements and computer software derivative works, other intellectual property rights and other proprietary information of Seller (collectively, the "Intellectual Property"), if any, to the extent used in connection with the Business;

          (iii) all inventory held for resale in connection with, or used to operate, the Business, finished goods, raw materials, packaging, supplies and personal property and any prepaid deposits for any of the same (collectively, the "Inventory") wherever located and on hand on the Closing Date;

          (iv) all Seller's accounts receivable and notes receivable relating to the Business outstanding as of the Closing Date (the "Receivables");

          (v) all of Seller's contract rights with respect to the Acquired Assets and the Assumed Obligations (as defined in Section 3.1 hereof);

          (vi) all books and records, computer software documentation, computer software source codes, computer software modifications and enhancements, computer software derivative works, correspondence,

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     customer lists, computer software and programs (subject to the rights of third party licensors) and all advertising, packaging and promotional materials and files relating to the Business;

          (vii) all goodwill, other intangible property and causes of action relating to the Acquired Assets or the Business;

          (viii) all licenses, certificates, permits and telephone numbers relating to the Business to the extent the same are transferable;

          (ix) the Assumed Leases and Assumed Contracts (as defined below) of Seller set forth on Schedule B attached hereto, as amended; and

          (x) all Seller's right, title and interest in, to and under all other assets, rights and claims of every kind and nature used or intended to be used in the operation of, or residing with, the Business.

     (b) All of the Acquired Assets shall be sold, assigned, transferred, conveyed and delivered to Buyer free and clear of all liens, encumbrances, claims (as "claim" is defined in section 101(5) of the Bankruptcy Code), security interests, of whatever kind or nature, mortgages, pledges, restrictions, charges, instruments, licenses, encroachments, options, rights of recovery, judgments, orders and decrees of any court or foreign or domestic governmental entity, interest, products, tax (including foreign, state and local taxes), in each case of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown and including all claims based on any theory that Buyer is a successor, transferee or continuation of Seller or the Business (collectively "Liens" and each a "Lien"), whether arising prior to or subsequent to the date of the filing of the Chapter 11 petition of Seller, in accordance with sections 363(f) and 365 of the Bankruptcy Code.

     1.2. Excluded Assets. Notwithstanding the foregoing, Seller is not selling, assigning, transferring, conveying or delivering, and Buyer is not purchasing pursuant to this Agreement, any asset of Seller not included on Schedule A or described in Section 1.1(a) hereto (the "Excluded Assets").


     1.3. Executory Contracts. At the closing, Buyer shall reimburse Seller for all amounts owed under ("Cure Amounts"),

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and Seller shall have assumed in accordance with the applicable provisions of the Bankruptcy Code, all of the executory leases, contracts and licenses with those parties listed on Schedule B attached hereto (the "Assumed Leases and Assumed Contracts"). Buyer shall be entitled to negotiate a reduction in the Cure Amounts prior to the Closing; provided, that attainment of any such reduction shall not be a condition to Closing.

     2. PURCHASE PRICE

     2.1. Amount. The purchase price for the Acquired Assets (the "Purchase Price") shall be the sum of the following:

          (i) the Cure Amounts (as defined in Section 1.3 hereof) for all Assumed Leases and Assumed Contracts; and

          (ii) the face amount of Deferred Revenue, as set forth on the January 31, 1995 Balance Sheet of the Division attached hereto as Schedule A ("Deferred Revenue"), related to future service obligations of the Seller, which will be assumed by Buyer; and

          (iii) the sum of one million dollars ($1,000,000) in cash; and

          (iv) cash not in excess of $10.00 for the cost to Seller of continued maintenance and operation of the Business from March 8, 1995 to the Closing, calculated as operating loss, if any, in accordance with generally accepted accounting principles, as set forth in Section 2.4(b)(ii) hereof, with the amount thereof to be determined by the parties at Closing.

     2.2. Payment of Purchase Price. The Purchase Price shall be paid by Buyer to Seller and Seller's chapter 11 estate as follows:

          (i) an amount equal to the portion of the Purchase Price described in
     Section 2.1(i) sufficient to pay all amounts due under Assumed Leases and Assumed Contracts at Closing which shall be deposited to an escrow account established for that purpose and used by Seller to pay Cure Amounts;

          (ii) the balance of the Purchase Price shall be paid to the Seller by the Buyer in cash at Closing; and

          (iii) Deferred Revenue obligations shall be assumed by Buyer.

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     2.3. Deposit by Buyer. Contemporaneously with its execution of this
Agreement, Buyer shall have deposited the amount of $100,000.00 (the "Purchase Deposit") into an escrow account established for purposes of this Section 2.3. Except as provided in Section 9.2, this deposit shall be nonrefundable to Buyer and shall be paid to Seller and Seller's chapter 11 estate upon Closing or termination of this Agreement as provided in Section 9.1 or otherwise.

     2.4. Purchase Price Adjustment.

     (a) The transaction described in this Agreement is based on the asset amounts, the liabilities assumed and the Deferred Revenue (representing service obligations assumed). To the extent that trade accounts receivable (as determined in accordance with generally accepted accounting principles), increase or decrease from March 9, 1995 to Closing, such increase or decrease shall be added to or subtracted from the Purchase Price. No adjustment to the Purchase Price will be made for any changes in other Receivables, prepaid expenses, other current assets, net property, plant and equipment, net intangible assets or other non-current assets.

     (b) Seller and Buyer agree that an adjustment to the Purchase Price will be made at Closing (i) by increasing the Purchase Price for any new assets acquired by Seller for cash after January 31, 1995 with the consent of Buyer, and (ii) by either a reduction for accounting gains and an increase for an accounting loss for the period from January 31, 1995 to Closing, after excluding depreciation and bad debt expense.

     3. ASSUMPTION OF CONTRACTS AND LIABILITIES

     3.1. Assumption. At the Closing, as further consideration for the sale and transfer of the Acquired Assets, Buyer shall assume and agree to pay, perform, fulfill and discharge, and shall indemnify and hold Seller harmless from and against the following specified liabilities and obligations of Seller: (i) the Assumed Leases and Assumed Contracts as on amended Schedule B; (ii) the purchase orders of Seller for the purchase of Inventory to be delivered on and after the Closing Date; (iii) reimbursable expenses of employees of Seller which relate to services rendered to Seller and which were incurred during the period from January 31, 1995 to Closing, but only to the extent such expenses relate to accounts which are billed after the Closing (provided, that Buyer's obligation under this clause (iii) shall not exceed $5,000 in the aggregate) (the liabilities and obligations specified in clauses (i), (ii) and (iii) collectively being the "Assumed Obligations"); and (iv) Seller's service obligations designated as Deferred Revenue.

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     3.2. No Other Liabilities. It is expressly agreed and understood that, except as provided in Section 3.1 hereof, Buyer is assuming no liability or obligation of Seller of any kind or nature whatsoever, whether accrued or unaccrued, contingent or non-contingent, material or non-material, or known or unknown as of the Closing Date, including, without limitation, any liability or obligation (i) for taxes (including, without limitation, sales or transfer taxes) now or hereafter owed by Seller or any affiliate of Seller, or attributable to the Acquired Assets or the Business, relating to any period, or any portion of any period, ending on or prior to the Closing Date or to the sale of the Acquired Assets to Buyer and (ii) relating to or arising out of the Excluded Assets. The transfer of the Acquired Assets pursuant to this Agreement shall be free and clear of all Liens, whether arising prior to or subsequent to the date of the filing of the Chapter 11 petition of Seller.

     4. CLOSING

     4.1. Time and Place. The closing of the sale of the Acquired Assets (the "Closing") shall be held at the offices of Crummy, Del Deo, Dolan, Griffinger & Vecchione, One Riverfront Plaza, Newark, New Jersey 07102-5497 and shall occur on the first business day after the entry of an order by the Bankruptcy Court substantially in the form of Schedule C hereto approving the sale and including a finding that Buyer is a good faith purchaser under section 363(m) of the Bankruptcy Code (the "Approval Order"), but in no event later than March 13, 1995. The date on which the Closing is actually held hereunder is referred to herein as the "Closing Date."

     4.2. Conduct of Business Prior to Closing. Prior to the Closing, Seller shall continue to operate the Business only in the ordinary and usual course and consistent with Seller's past practices. Without limiting the generality of the foregoing, Seller shall use all commercially reasonable efforts and diligence
(i) to preserve the business operations of Seller and the Business intact, (ii) to keep available the services of its current personnel, (iii) to preserve in full force and effect and to perform the contracts, agreements, instruments, leases, licenses, arrangements and understandings of Seller, (iv) to preserve the goodwill of its suppliers, customers, community and others having relations with Seller, (v) to continue in full force and effect all binders and policies of insurance of Seller and (vi) to continue its advertising and promotional activities, and pricing and purchasing policies, in accordance with past practices.

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     4.3. Transactions at Closing. At the Closing:

     (a) Seller shall duly execute and deliver to Buyer a bill of sale and assignment (the "Bill of Sale and Assignment") and such other certificates of title and other instruments of assignment or transfer with respect to the Acquired Assets as Buyer may reasonably request and as may be necessary to vest in Buyer all of Seller's right, title and interest in and to the Acquired Assets free and clear of all Liens (other than any Liens comprising or existing under, or in respect of, the Assumed Obligations, but only to the extent of such Assumed Obligations).

     (b) Buyer shall deliver the Purchase Price to Seller and Seller's chapter 11 estate as provided in Section 2.2 hereof to be distributed only pursuant to orders entered by the Bankruptcy Court.

     (c) Buyer and Seller shall duly execute or deliver such certificates and documents (including, without limitation, officer's and secretary's certificates and certificates of good standing) and third party consents as may be required to effectuate the transactions contemplated by this Agreement or as may be reasonably requested by Buyer or Seller, as the case may be.

     5. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer as follows:

     5.1. Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Seller has all requisite power and authority to own and hold the Acquired Assets owned or held by it, to conduct the Business as currently conducted by Seller, and is duly licensed or qualified to do business in each jurisdiction in which the operation of the Business makes such licensing or qualification necessary.

     5.2. Authority. Subject to and after giving effect to the Approval Order and compliance with applicable requirements of the Bankruptcy Code, (a) Seller has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; (b) Seller has obtained all (if any) necessary corporate approvals for the execution and delivery of this Agreement and the consummation of the transaction contemplated hereby; and (c) this Agreement has been duly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes Seller's legal, valid and binding obligation, enforceable against it in accordance with its terms.

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     5.3. Non-Contravention. Neither the execution and delivery of this
Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any Liens upon any property of Seller pursuant to (a) its Certificate of Incorporation and By-laws; (b) any agreement or commitment to which Seller is a party or by which Seller or any of its properties are bound, or to which Seller is subject; or (c) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Seller.

     5.4. Governmental Consents. There are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by the Seller or for the consummation by the Seller of the transactions contemplated hereby.

     5.5 Compliance with Laws. Seller has conducted and continues to conduct the Business in accordance with all laws and statutes and rules, regulations, judgments, orders or decrees of any court or governmental or regulatory authority applicable to Seller or any of its properties or assets, including, without limitation, the Acquired Assets, or the Business, and Seller is not in violation of any such laws, statutes, rules, regulations, judgments, orders or decrees, except to the extent that Seller may have failed to timely make certain payments called for by the Bankruptcy Code.

     5.6. Litigation, Etc. There are no undisclosed actions, suits, proceedings or investigations pending or threatened, relating to or affecting the Acquired Assets, or the Business, or which question the validity of this Agreement or challenge any of the transactions contemplated hereby or the use of the Acquired Assets or the conduct of the Business after the Closing by Buyer.

     5.7. Ownership and Transfer of Acquired Assets. Seller owns, and shall have the unrestricted right to transfer and assign to Buyer at the Closing, all right, title and interest to the Acquired Assets free and clear of all Liens, whether arising prior to or subsequent to the date of the filing of the Chapter 11 petition of Seller.

     5.8 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by

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this Agreement based upon arrangements made by or on behalf of Seller.

     6. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as follows:

     6.1. Organization and Standing of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite power and authority under its charter and governance documents and under applicable laws to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

     6.2. Corporate Approval; Binding Effect. Buyer has obtained all necessary corporate authorizations and approvals required for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer (assuming due execution and delivery by Seller) and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

     6.3. Financial Feasibility. Buyer has sufficient funds available to pay Seller the Purchase Price for the Acquired Assets at the Closing and in accordance with the terms of this Agreement, and will demonstrate at the hearing to approve the transaction described herein that it has the financial wherewithal and ability to pay all Cure Amounts and provide adequate assurance of future performance under all Assumed Leases and Assumed Contracts.

     6.4. Non-Contravention. Neither the execution and delivery of this Agreement by Buyer nor the consummation by Buyer of the transactions contemplated hereby will constitute a violation of, or be in conflict with, constitute or create a default under, or result in the creation or imposition of any liens or encumbrances upon any property of Buyer pursuant to (a) its Certificate of Incorporation and By-laws; (b) any agreement or commitment to which Buyer is a party or by which Buyer or any of its properties are bound, or to which Buyer is subject; or (c) any law or statute or any judgment, decree, order, regulation or rule of any court or governmental or regulatory authority relating to Buyer.

     6.5. Governmental Consents. There are no consents, approvals or authorizations of, or registrations, qualifications or filings with, governmental or regulatory agencies or authorities necessary in connection with the execution and delivery of this Agreement by the Buyer or for

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the consummation by the Buyer of the transactions contemplated hereby.

     6.6. Litigation, Etc. There are no actions, suits, proceedings or investigations pending or threatened against Buyer which question the validity of this Agreement or challenge any of the transactions contemplated hereby.

     6.7 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer, except that Buyer has utilized a finder who is entitled to a finder's fee in connection herewith, and this finders fee is an obligation solely of Buyer.

     7. CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

     The obligation of Buyer to consummate the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions (to the extent noncompliance is not waived in writing by Buyer in Buyer's sole and absolute discretion), unless the failure of any such condition to be satisfied shall be the fault of Buyer:

     7.1. Representations and Warranties True at Closing.

     The representations and warranties made by Seller in or pursuant to this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as though such representations and warranties had been made or given at and as of the Closing Date (except for (i) any representations and warranties made as of a specific date, which representations and warranties shall have been true as of such specific date, and (ii) any changes contemplated by this Agreement).

     7.2. Compliance with Agreement. Seller shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with on or prior to the Closing Date.

     7.3. Compliance with the Law; No Restraining Order.

     No litigation shall be pending which purports to restrain or prevent the transactions contemplated by this Agreement and Seller and Buyer shall have complied with all applicable requirements of statutes and governmental orders, regulations and rules relating to the transactions contemplated by this Agreement and the Closing hereunder.

     7.4. Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Approval Order.

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     8. CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

     The obligation of Seller to consummate the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (to the extent noncompliance is not waived in writing by Seller in Seller's sole and absolute discretion), unless the failure of any such condition to be satisfied shall be the fault of Seller:

     8.1. Representations and Warranties True at Closing.

     The representations and warranties made by Buyer in this Agreement shall be true in all material respects at and as of the Closing Date with the same effect as though made or given at and as of the Closing Date (except for (i) any representations and warranties made as of a specific date, which representations and warranties shall have been true as of such specific date, and (ii) any changes contemplated by this Agreement).

     8.2. Compliance with Agreement. Buyer shall have performed and complied in all material respects with all of its obligations under this Agreement to be performed or complied with at or prior to the Closing Date.

     8.3. Compliance with the Law; No Restraining Order.

     No litigation shall be pending which purports to restrain or prevent the transactions contemplated by this Agreement and Seller and Buyer shall have complied with all applicable requirements of statutes and governmental orders, regulations and rules relating to the transactions contemplated by this Agreement and the Closing hereunder.

     8.4. Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Approval Order.

     9. TERMINATION

     9.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date:

     (a) by mutual written consent of Buyer and Seller;

     (b) by Buyer or Seller, if, without fault of the party seeking termination, the Closing shall not have occurred on or before March 20, 1995;

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     (c) by Buyer or Seller if, through no fault of the party desiring to exercise this termination provision, any court of competent jurisdiction in the United States or any other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and non-appealable;

     (d) by Buyer or Seller, if the other party shall have breached the representations and warranties set forth in Sections 5 or 6 hereof or otherwise fails to perform any of its covenants and agreements in this Agreement.

     9.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1(a), (b), or (c) hereof, (i) this Agreement shall forthwith become null and void and have no further force and effect, (ii) Buyer shall be entitled to a return of the Purchase Deposit and (iii) none of the parties hereto nor any of their respective directors, officers, shareholders, affiliates, representatives or advisors shall have any further obligation or liability under the provisions of this Agreement. In the event of termination by Seller pursuant to Section 9.1(d) hereof, Seller shall retain the Purchase Deposit as Seller's liquidated damages. In the event of termination by Buyer pursuant to Section 9.1(d) hereof, Buyer shall be entitled to a return of the Purchase Deposit and, in addition, Seller shall reimburse Buyer for all of Buyer's reasonable and documented costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors, financing sources and accountants, incurred by Buyer in connection with the preparation, negotiation and performance of Buyer's bid submission to the Bankruptcy Court, this Agreement and the transactions contemplated hereby, up to an amount equal to $100,000, subject to notice and a hearing before the Bankruptcy Court.

     10. GENERAL

     10.1. Expenses. All expenses of the preparation, execution and consummation of this Agreement and of the transactions contemplated hereby including, without limitation, attorneys', accountants' and outside advisors' fees and disbursements, shall be borne by the party incurring such expenses.

     10.2. Best Efforts. For purposes of this Agreement, the term "best efforts" shall mean promptly and in good faith taking all actions which are reasonable, necessary and appropriate to accomplish the objective requiring the use of best efforts, but shall not include any obligation (i) to make

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any payment, incur any costs, commit available resources, or forego the receipt of any payment, which is material in amount in light of the required objective,
(ii) to initiate any lawsuit to achieve the required objective, or (iii) to take any action which is unlawful. Seller shall use best efforts to obtain all authorizations, consents, orders and approvals that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with Buyer in promptly seeking to obtain all such authorizations, consents, orders and approvals.

     10.3. Allocation of Purchase Price and Assumed Obligations. The parties hereto shall reach agreement by March 31, 1995 as to the allocation of the sum of the Purchase Price and the Assumed Obligations among the Acquired Assets as of the Closing Date. Any subsequent adjustments to the sum of the Purchase Price and the Assumed Obligations shall be reflected in the allocation hereunder in a manner consistent with section 1.1060-1T(f) of the Treasury Regulations promulgated by the United States Department of the Treasury (the "Regulations") with respect to the Internal Revenue Code of 1986, as amended (the "Code"). For all tax purposes, Buyer and Seller agree to report the transactions contemplated in this Agreement in a manner consistent with the terms of this Agreement, including the allocation contemplated by this Section 10.3, and that none of them will take any position inconsistent therewith in any tax return, in any refund claim, in any litigation or otherwise.

     10.4. Access. (a) From the date hereof until the Closing, upon reasonable notice, Seller shall and shall cause its officers, directors, employees, agents and counsel to: (i) afford the officers, employees, and authorized agents, accountants, counsel and financing sources and representatives of Buyer reasonable access, during normal business hours, to the offices, properties, other facilities, books and records of Seller and to those officers, directors, employees, agents, accountants and counsel of Seller who have knowledge relating to Seller and the Business and (ii) furnish to the officers, employees and authorized agents, accountants, counsel, financing sources and representatives of Buyer such additional financial and operating data and other information regarding the Business and the Acquired Assets as Buyer from time to time may reasonably request.

     (b) In order to facilitate the resolution of any claims or causes of actions made or to be made against, by or incurred by Seller, Seller's chapter 11 estate, and/or the creditors committees thereof, for a period of three years after Closing, Buyer shall (i) retain the books and records of Seller which are transferred to Buyer pursuant to this Agreement

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relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Seller and the creditors committees of Seller's chapter 11 estates reasonable access (including the right to make, at Seller's expense, photocopies), during normal business hours, to such books and records.

     (c) In order to facilitate the resolution of any claims made by or against or incurred by Buyer, for a period of three years after Closing, Seller shall
(i) retain the books and records of Seller which are not transferred to Buyer pursuant to this Agreement relating to periods prior to the Closing in a manner reasonably consistent with the prior practices of Seller and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of Buyer reasonable access (including the right to make, at Buyer's expense, photocopies), during normal business hours, to such books and records.

     10.5. Collection of Receivables. Seller hereby covenants and agrees that in the event any payment for a Receivable is delivered to Seller or any affiliate of Seller after Closing, Seller shall, or shall cause its affiliate to, promptly, and in any event within ten days, deliver such payment to Buyer.

     10.6. Notices. All notices, demands or other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or sent by written facsimile transmission, as follows:

                         If to Seller, to:

                                  Allerion, Inc.
                                  10 Bloomfield Avenue
                                  Montville, NJ  07045

                                  Attention: Michael J. O'Donnell
                                  Telecopy: (201) 882-7803

                         With a copy sent contemporaneously to:

                                  Paul R. DeFilippo, Esq.
                                  Crummy, Del Deo, Dolan,
                                    Griffinger & Vecchione
                                  One Riverfront Plaza
                                  Newark, NJ  07102-5497

                                  Telecopy:  (201) 596-0545

                         If to Buyer, to:

                                  CompuCom Systems, Inc.
                                  10100 North Cental Expressway
                                  Dallas, Texas  75231

                                  Attention: Chief Financial Officer
                                  Telecopy: (214) 265-5275

                         With a copy sent contemporaneously to:

                                  Alice G. Burt
                                  Senior Corporate Counsel
                                  Safeguard Scientifics, Inc.
                                  800 The Safeguard Building
                                  435 Devon Park Drive
                                  Wayne, Pennsylvania  19087

                                  Telecopy:  (610) 293-0601

     10.7. Entire Agreement. This Agreement contains the entire understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by all of the parties hereto. The Schedules referred to in this Agreement are incorporated into this Agreement for all purposes.

     10.8. Governing Law. The validity and construction of this Agreement shall be governed by the internal laws (and not the principles of conflict of laws) of the State of New Jersey. The parties consent to the jurisdiction of the Bankruptcy Court to resolve any and all disputes under this Agreement.

     10.9. Headings. The headings of Sections and subsections are for reference only and shall not limit or control the meaning thereof.

     10.10. Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement, nor the obligations of any party hereunder, shall be assignable or transferable by any such party without the prior written consent of the other party hereto; provided, however, Buyer shall have the right to assign its rights and obligations hereunder without the prior written consent of Seller, provided that Buyer remains liable hereunder as if no assignment occurred.

     10.11. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     10.12. Survival. Buyer's agreements herein to indemnify Seller shall survive Closing and each of Buyer's and Seller's obligations under Section 9.2 shall survive termination of this Agreement.

     10.13. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms of this Agreement and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity without the necessity of demonstration of inadequacy of monetary damages.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the date and year first above written.


                                            ALLERION, INC.



                                            By: /s/ Michael J. O'Donnell
                                               ----------------------------
                                            Name:  Michael J. O'Donnell
                                            Title:  President


                                            COMPUCOM SYSTEMS, INC.



                                            By: /s/ R. Boutin
                                               ----------------------------
                                            Name:  R. Boutin
                                            Title: Sr. Vice President/
                                            Chief Financial Officer

                                   SCHEDULE A


                                 Allerion, Inc.
                               Net Balance Sheet
                                January 31, 1995


           Accounts Receivable........................ $1,610,050
           Inventory..................................     75,333
           Prepaid Rent...............................     22,413
           Security Deposit...........................     65,000
           Net Machinery & Equipment..................  1,783,836
           Intangibles - Networks ....................    101,439
           Other Long-term Assets ....................     13,200
           Deferred Revenue ..........................    (72,970)
                                                       ----------
                                                       $3,598,302

                                   SCHEDULE B

                     ASSUMED EXECUTORY CONTRACTS AND LEASES


Xerox Corporation                                 Maintenance Agreement
CT CAC/Central NJ                                 Copy Machine Model 5052
P.O. Box 4903                                     Serial Number:  15P-367564
Stamford, CT  06907


Pitney Bowes Credit                               Equipment Lease
P.O. Box 85460                                    Postage Machine
Louisville, KY  40285-5460

                                   SCHEDULE C

CRUMMY, DEL DEO, DOLAN,
GRIFFINGER & VECCHIONE
A Professional Corporation
One Riverfront Plaza
Newark, New Jersey 07102-5497
(201) 596-4500
Attorneys for Debtor and
Debtor-in-Possession
PD-9779

                         UNITED STATES BANKRUPTCY COURT
                             DISTRICT OF NEW JERSEY


                                              :  Jointly Administered Under
In re:                                        :  Case No.: 94-28396
                                              :
ALLERION INC., a corporation                  :  Chapter 11
of the State of New Jersey,                   :
                                              :
                       Debtor.                :
                                              :
                                              :
                                              :
                                              :
In re:                                        :
                                              :
ULTIMATE DATA SYSTEMS, INC., a                :
corporation of the State                      :
of Connecticut,                               :
                                              :  HEARING DATE:  March 10, 1995
              Debtor.                         :
                                              :
                                              :


        ORDER (1) APPROVING ASSET PURCHASE AGREEMENT BY AND BETWEEN ALLERION, INC. AND COMPUCOM SYSTEMS, INC. (2) AUTHORIZING, PURSUANT TO SECTION 363 OF THE BANKRUPTCY CODE, THE SALE OF THE DEBTOR'S ASSETS, AND (3) AUTHORIZING, PURSUANT TO SECTION 365 OF THE BANKRUPTCY CODE, THE ASSUMPTION AND ASSIGNMENT BY THE DEBTOR OF CERTAIN UNEXPIRED LEASES AND EXECUTORY CONTRACTS, AND (4) FIXING CURE AMOUNTS ON EXECUTORY CONTRACTS


                This matter coming on to be heard on the motion of Allerion Inc. ("Allerion"), debtor and debtor-in-possession herein ("Debtor"), pursuant to 11 U.S.C. ss. 363 for authority to sell assets free and clear of liens and for other relief (the "Motion") and upon the Court's order, as amended, dated February 21, 1995 (the "Scheduling Order") fixing the date, time and place of the hearing on the Motion (the "Hearing") and approving the form and manner of notice thereof; due notice of the Hearing having been given in accordance with the Scheduling Order, as evidenced by certificates of service filed with the Clerk of this Court; the Court having reviewed the Motion and its attachments, including without limitation, proposed forms of certain agreements to be entered into with Compucom Systems, Inc., including the "Asset Purchase Agreement" introduced as an exhibit at the hearing; the Court having heard testimony and the statements of counsel for and/or the statements of various parties in interest, and having received other evidence, all with respect to the Motion; the Court having considered any and all other responses and objections to the Motion and having overruled the same; and the Court having concluded based upon the record of the Hearing that the Motion should be granted;

   NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

     1. This Court has jurisdiction over this proceeding under 28 U.S.C. ss.ss. 1334 and 157(a). The Motion is a core proceeding under 28 U.S.C. ss. 157(b).

     2. Due and proper notice of the Motion has been given to all parties who are entitled to notice under the circumstances.

     3. Except as provided herein, all objections to the Motion and the entry of this Order are overruled. The Motion is granted and approved, and the transactions contemplated by the Asset Purchase Agreement are hereby authorized and approved.

     4. The purchase of the Acquired Assets (as defined in the Asset Purchase Agreement) by Compucom Systems, Inc. or its assignees or designees (separately and collectively the "Buyer") and the sale thereof by Allerion, pursuant to this Order and the Asset Purchase Agreement (substantially in the form entered into evidence at the Hearing), is in good faith and is approved in all respects. The Debtor and the Buyer have complied in all respects with the bidding procedure set by the Court, and the sale of the Acquired Assets to the Buyer is fair and reasonable, the purchase price is adequate in all respects, and the sale is in the best interests of the estate. A valid business purpose exists for authorizing sale of the Acquired Assets and assumption and assignment of the Assumed Contracts and Assumed Leases (as defined).

     5. Pursuant to sections 363(b) and (f) of the Bankruptcy Code, the Debtor is authorized and directed to enter into the Asset Purchase Agreement, comply with all of its obligations and consummate the transactions contemplated under the Asset Purchase Agreement under the terms and conditions of the Asset Purchase Agreement and transfer and convey the Acquired Assets to the Buyer at Closing free and clear of all liens, encumbrances, claims (as "claim" is defined in Section

101(5) of the Bankruptcy Code), security interests, of whatever kind or nature, mortgages, pledges, restrictions, charges, instruments, licenses, encroachments, options, rights of recovery, judgments, orders and decrees of any court or foreign or domestic governmental entity, interest, products, tax (including foreign, state and local taxes), in each case of any kind or nature, whether secured or unsecured, choate or inchoate, filed or unfiled, scheduled or unscheduled, noticed or unnoticed, recorded or unrecorded, contingent or non-contingent, material or non-material, known or unknown and including all claims based on any theory that Buyer is a successor, transferee or continuation of the Debtor or either of them (collectively "Liens" and each a "Lien"), whether arising prior to or subsequent to the date of the filing of the Chapter 11 petition of the Debtor except for Assumed Obligations (as defined in the Asset Purchase Agreement).

     6. Any Liens that encumber or purport to encumber the Acquired Assets shall be transferred to and attach to the proceeds of the sale under the Asset Purchase Agreement to the same extent and with the same force, validity, status and effect, if any, as they had against the Acquired Assets and subject to the further order of the Court. Except as otherwise provided in the Asset Purchase Agreement, all rights of either of the Debtor and their estates or any party in interest to seek avoidance of or challenge the validity, force, status, extent, and effect of Liens are hereby expressly reserved. All net proceeds of sale of the Acquired Assets shall be placed in escrow pending further Orders of the Court, provided, however, Allerion may use such proceeds to pay accrued payroll and unpaid operating expenses as of the Closing Date which are not assumed or paid by the Buyer.

     7. In the event that any Person or Entity (as those terms are defined in the Bankruptcy Code) which has filed statements or other documents or agreements evidencing Liens on or interests in the Acquired Assets (other than those securing Assumed Obligations) has not delivered to the Debtor prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfaction, release of liens and easements, and other documents for the purpose of documenting the release of all Liens, or other interests which such person or entity has with respect to the Acquired Assets, each of the Buyer and the Debtor are authorized and directed to execute and file such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the Acquired Assets. Each such person or entity is hereby barred from asserting any claims on such Liens or other interests against the Buyer, its successors and assigns.

     8. Upon the Closing, the Buyer shall not be deemed to (i) be the successor of the Debtor, (ii) have, de facto or otherwise, merged with or into the Debtor, or (iii) be a mere continuation or substantial continuation of the Debtor or the enterprise of the Debtor.

     9. Except to the extent otherwise expressly provided in the Asset Purchase Agreement and this Order, at the Closing, the Buyer shall not assume, nor shall the Buyer be deemed to have assumed, any liability or obligation of the Debtor of any kind, character or description whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise and whether or not the same is required to be accrued on the financial statements of the holder of the liability or obligation.

     10. After the Closing, this Court shall be divested of jurisdiction of the Acquired Assets purchased by the Buyer, except, however, the Court shall retain jurisdiction to resolve any disputes which may arise in connection with the Asset Purchase Agreement or this Order, and to enforce the terms of the Asset Purchase Agreement and this Order.

     11. The Debtor is authorized and directed to execute, acknowledge, and deliver such corporate name change certificates, deeds, assignments, conveyances and other assurances, documents, and instruments of transfer and take such other action that may be reasonably necessary to perform the terms and provisions of the Asset Purchase Agreement and related agreements, and shall take any other action that may reasonably be requested by the Buyer for purposes of assigning, transferring, granting, conveying, and confirming to the Buyer, or reducing to possession, any or all of the Acquired Assets and to execute such nonmaterial amendments to the Asset Purchase Agreement as may be required to effectuate the letter and intent of such agreements and the consummation of the transactions authorized by this Order, all without further Order of the Court.

     12. Allerion is hereby authorized and directed to assume the unexpired leases or executory contracts identified in the Asset Purchase Agreement (the "Assumed Leases" and "Assumed Contracts"), to pay to the other party to such Assumed Leases or Assumed Contracts at Closing the amounts set forth on Exhibit A hereto as Cure Amounts in full and complete satisfaction of all amounts due or to become due to such parties to compensate such party for all actual pecuniary loss to such party, and to assign their rights and obligations under such Assumed Leases and Assumed Contracts to Buyer at Closing. Each of the Assumed Leases and Assumed Contracts are valid and existing contracts or leases, each constitutes an executory contract or unexpired lease under the Bankruptcy Code, and the Debtor has satisfied all requirements of the Bankruptcy Code necessary to assume and assign such contracts or leases to Buyer without the need for consent of the non-debtor parties to such contracts or leases. As of the Closing, any and all defaults under the Assumed Contracts and Assumed Leases shall be and are hereby determined to be cured in all respects upon payments to the non-debtor parties to such contracts or leases of the Cure Amounts. The non-debtor parties to such Assumed Contracts and Assumed Leases shall not assert a default or make any claim against Buyer based on any default by Debtor under such contracts or leases.

     13. From and after entry of this Order, the Debtor, creditors, parties to the Assumed Leases and Assumed Contracts, parties in interest, and each of them, shall not take or cause to be taken any action which would interfere with the transfer, assignment and conveyance of the Acquired Assets, the Assumed Leases or the Assumed Contracts to the Buyer in accordance with the terms of this Order.

     14. All persons or entities who are presently, or at the Closing are, in possession of any of the Acquired Assets are hereby directed to surrender possession of such Acquired Assets to the Buyer at the Closing.

     15. From and after the Closing, the Buyer shall have the right and authority, subject to the terms of the Asset Purchase Agreement, to collect for the account of the Buyer any sums which shall be due and payable on account of any of the Acquired Assets transferred or intended to be transferred to the Buyer at the Closing and to endorse with the name of Allerion any checks or drafts relating to the Acquired Assets which may be payable to the order of Allerion; provided, however, that the disposition of any such sums and any such checks shall be in accordance with the terms of the Asset Purchase Agreement.

     16. As of the Closing, all agreements of any kind whatsoever and all orders of this Court entered in this case prior to the date hereof shall be deemed amended and/or vacated to the extent required to permit the consummation of the transactions under the Asset Purchase Agreement. To the extent such other agreements or orders are inconsistent with this Order or the Asset Purchase Agreement, this Order and the Asset Purchase Agreement shall in all such cases govern.

     17. Neither the Buyer nor any secured creditor shall be liable for any transferee tax liability that arises or may arise by operation of law from the transfers and conveyances effected or authorized hereby, except to the extent any such liability constitutes an Assumed Obligation. The Debtor may execute and deliver whatever lawful agreements that are reasonably necessary and make whatever lawful arrangements that are reasonably required to assure the transfer and conveyance of the Acquired Assets free and clear of any claims by any governmental unit for taxes incurred as a consequence of the sale of any of the Acquired Assets under the terms of the Asset Purchase Agreement or to relieve the Buyer and any secured creditor of any claim for transferee liability with respect to such taxes.

     18. Pursuant to section 365(f) of the Bankruptcy Code, conditioned upon the Closing, all rights and obligations under the Assumed Leases and Assumed Contracts to the extent included in the Acquired Assets and identified in the Asset

Purchase Agreement, and set forth on Exhibit A hereto, shall be assumed by Allerion and assigned to the Buyer, without the execution of any further documents or instruments. Upon the Closing, Allerion shall have no further obligations under such Assumed Leases or Assumed Contracts set forth on Exhibit A pursuant to section 365(k) of the Bankruptcy Code.

     19. The provisions of this Order authorizing the Debtor to enter into the Asset Purchase Agreement, and authorizing and directing the transactions contemplated by said agreement shall be self-executing and neither the Debtor nor the Buyer shall be required to execute or file any releases, termination statements, assignments, consents, or other instruments in order to effectuate consummation of said agreement or to implement the foregoing provisions hereof except as provided in said agreement or in this Order. Notwithstanding the foregoing, the Debtor, the Buyer and all other parties are authorized and directed to take any and all actions necessary and appropriate to effectuate, consummate, and implement fully the transactions contemplated by said agreement and this Order.

     20. The Buyer is a purchaser in good faith of the Acquired Assets and is entitled to the protections afforded by section 363(m) of the Bankruptcy Code, and is an assignee in good faith of the Assumed Leases and Assumed Contracts.

     21. This Order is binding upon and inures to the benefit of any successors or assigns of the Debtor or the

Buyer, including any trustee appointed in this case or any subsequent case of the Debtor under chapter 7 of the Bankruptcy Code. No provision of this Order shall be modified, amended, revoked or terminated, whether under any plan of reorganization or otherwise, if such modification, amendment, revocation or termination is sought by any party receiving notice of the Motion.

     22. This Order is a final, appealable order.






DATED:  March 10, 1995

                                                 /s/  WILLIAM F. TUOHEY
                                               --------------------------------
                                               HONORABLE WILLIAM F. TUOHEY
                                               United States Bankruptcy Judge